                                              EXHIBIT 21.1

               THIS PAGE LEFT BLANK INTENTIONALLY

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                              LIST OF SUBSIDIARIES

  Subsidiary                                           Jurisdiction
 -------------                                        --------------
AKG Acoustics GmbH                                    Republic of Austria

Allen & Heath                                         United Kingdom

Audax Industries S.N.C.                               France

AudioLatina S.A. de C.V.                              Mexico

Becker Automotive (Pty) Ltd.                          South Africa

Becker GmbH                                           Germany

Becker Holding GmbH                                   Germany

Becker of North America, Inc.                         Delaware

Becker Service und Verwaltungs GmbH                   Germany

BSS Audio                                             United Kingdom

Crown Audio, Inc.                                     Delaware

Harman Audio Outlet, Inc.                             Delaware

Harman Audio Electronic Systems GmbH                  Germany

Harman Audio Electronic Systems KFT.                  Hungary

Harman Belgium N.V.                                   Kingdom of Belgium

Harman France SNC                                     France

Harman Consumer Manufacturing A/S                     Denmark

Harman Consumer Nederland B.V.                        Netherlands

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                              LIST OF SUBSIDIARIES

  Subsidiary                                           Jurisdiction
 -------------                                        --------------
Harman Enterprises, Inc.                              Delaware

Harman Holding A/S                                    Denmark

Harman International
    Foreign Sales Corporation                         Guam

Harman International
    Industries Limited                                United Kingdom

Harman Investment Company, Inc.                       Delaware

Harman-Kardon, Incorporated                           Delaware

Harman-Motive, Inc.                                   Delaware

Harman Music Group, Incorporated                      Delaware

Harman Pro GmbH                                       Germany

Harman Pro North America, Inc.                        Delaware

Harman UK Limited                                     United Kingdom

Harman Wisconsin, Inc.                                Delaware

Infinity Systems, Inc.                                California

JBL Incorporated                                      Delaware

Lexicon, Incorporated                                 Massachusetts

Madrigal Audio Laboratories, Inc.                     Delaware



                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                              LIST OF SUBSIDIARIES

  Subsidiary                                           Jurisdiction
 -------------                                        --------------
Soundcraft Electronics                                United Kingdom

Spirit by Soundcraft, Inc.                            Delaware

Studer Canada Limited                                 Canada

Studer Digitec S.A.                                   France

Studer Japan Ltd.                                     Japan

Studer Professional Audio AG                          Switzerland

Studer U.K.                                           United Kingdom





                  THIS PAGE LEFT BLANK INTENTIONALLY